FEES AND EXPENSES

Custodian's Fee
 The following is a list of the fees charged by the Custodian for maintaining either a Traditional IRA or a Roth IRA.

  Annual maintenance fee per individual .................................$10.00

  Termination, rollover, or transfer of
  account to successor custodian ........................................$10.00

General Fee Policies
o Fees may be paid by you directly, or the Custodian may deduct them from your Traditional or Roth IRA

o Fees may be changed upon 30 days written notice to you.

o The full annual maintenance fee will be charged for any calendar year during which you have a Traditional or Roth IRA with us. This fee is not pro-rated periods of less than one full year.

o Termination fees are charged when your account is closed whether the funds are distributed to you or transferred to a successor custodian or trustee.

o The Custodian may charge you for its reasonable expenses for services not covered by its fee schedule.

Other Charges
o There may be sales or other charges associated with the purchase or redemption of shares of a fund in which your Traditional IRA or Roth IRA is invested. Before investing, be sure to read carefully the current prospectus of any fund you are considering as an investment for your Traditional IRA or Roth
  IRA for a description of applicable charges.

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                             AMERICA'S UTILITY FUND
                    UNIVERSAL INDIVIDUAL RETIREMENT ACCOUNT
                              CUSTODIAL AGREEMENT


Part One:  Provisions applicable to Traditional IRAs Provisions

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in From 5305-A for use in establishing an individual retirement custodial account.

Article I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c)(but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993 include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8) or 408(d)(3) of the Code or an
employer contribution to a simplified employee pension plan as described in section 408(k).

Article II

The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by Section 408(m)
   (3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

Article IV

1. Notwithstanding any provisions of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

   (a) A single-sum payment.

   (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

   (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

   (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

   (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

   (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

   (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

       (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

       (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

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   (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

   (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies.) In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method
   permits an individual  to  satisfy  these   requirements  by  taking  from
   one individual retirement account the amount required to satisfy the requirement for another.

Article V
1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI
Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with Section 408(a) and the related regulations will be invalid.

Article VII
This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

Part Two: Provisions applicable to Roth IRAs

The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-RA for use in establishing a Roth Individual Retirement Custodial Account.

Article I
1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.

2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

Article I-A
The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

Article II
The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III
1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV
1. If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or,
   if the Depositor  has  not  so  elected,   at  the  election  of  the
   beneficiary  or beneficiaries, either:

   (a) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

   (b) Be distributed over the life expectancy of the designated beneficiary starting not later than December 31 of the year following the year of the Depositor's death.

If distributions do not begin by the date described in (b),  distribution method
(a) will apply.

2. In the case of distribution method 1(b) above, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained
   age of the designated   beneficiary   as  of  the   beneficiary's   birthday
   in the year distributions are required to commence and subtract 1 for each subsequent year.

3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

Article V
1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations section 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI
Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

Article VII
This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

Part Three: Provisions applicable to both Traditional IRAs and Roth IRAs

Article VIII
1. As used in this Article VIII the following terms have the following meanings:

"Account" or "Custodial Account" means the individual retirement account established using the terms of either Part One or Part Two and, in either event, Part Three of this America's Utility Fund Universal Individual Retirement Account Custodial Agreement and the Adoption Agreement signed by the Depositor. The Account may be a Traditional Individual Retirement Account or a Roth Individual Retirement Account, as specified by the Depositor. See Section 24 below.

"Custodian" means America's Utility Fund.

"Fund" means any registered investment company which is advised, sponsored or distributed by Sponsor provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Depositor's residence.

"Distributor" means the entity which has a contract with the America's Utility Fund to serve as distributor of the shares of such America's Utility Fund.

In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by America's Utility Fund or by an entity that has a contract to perform management or investment advisory services for America's Utility Fund.

"Service Company" means any entity employed by the Custodian or the Distributor, including the transfer agent for America's Utility Fund, to perform various administrative duties of either the Custodian or the Distributor.

In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.

"Sponsor" means [insert fund management company or other fund entity that is making America's Utility Fund available under this Agreement and has the power to appoint a successor Custodian.]

2. The Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor's initial contribution will be returned, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes.

The Depositor may certify in the Adoption Agreement that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before the Depositor signed the Adoption Agreement to establish the Custodial Account, and the Custodian may rely upon such certification.

3. All contributions to the Custodial Account shall be invested and reinvested in full and fractional shares of one or more Funds. Such investments shall be made in such proportions and/or in such amounts as Depositor from time to time in the Adoption Agreement or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct.

The Service Company shall be responsible for promptly transmitting all investment directions by the Depositor for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Depositor as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Depositor, or will be held uninvested (or invested in a money market fund if available) pending clarification or completion by the Depositor, in either case without liability for interest or for loss of income or appreciation. If any other directions or other orders by the Depositor with respect to the sale or purchase of shares of one or more Funds for the Custodial Account are unclear or incomplete in the opinion of the Service Company, the
Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Depositor.

All investment directions by Depositor will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus.

All dividends and capital gains or other distributions received on the shares of any Fund held in the Depositor's Account shall be (unless received in additional shares) reinvested in full and fractional shares of such Fund (or of any other Fund offered by the Sponsor, if so directed).

4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Depositor may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Depositor's Account for shares and fractional shares of one or more other Funds. The Depositor shall give such directions by written notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the second paragraph of Section 3 of this Article VIII).

5. Any purchase or redemption of shares of a Fund for or from the Depositor's Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Depositor's investment directions to the transfer agent for America's Utility Fund.

Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Depositor's Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

6. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Depositor's Custodial Account. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Depositor. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the Custodial Account.

The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the Custodial Account. In the discretion of the Custodian, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Custodian's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian's recordkeeping responsibilities.

7. Neither the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Depositor's exercise of investment control over his Custodial Account. Depositor shall have and exercise exclusive responsibility for and control over the investment of the assets of his Custodial Account, and neither Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the Custodial Account.

8. The Depositor may in writing appoint an investment advisor with respect to the Custodial Account on a form acceptable to the Custodian and the Service Company. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor.

The Depositor's appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Service Company to pay such investment advisor's fees to the investment advisor from the Custodial Account hereunder without additional authorization by the Depositor or the Custodian.

9. Distribution of the assets of the Custodial Account shall be made at such time and in such form as Depositor (or the Beneficiary if Depositor is deceased) shall elect by written order to the Custodian. Depositor acknowledges that any distribution of a taxable amount from the Custodial Account (except for distribution on account of Depositor's disability or death, return of an "excess contribution" referred to in Code
   Section 4973, or a "rollover" from this Custodial Account) made earlier than age 59 1/2 may subject Depositor to an "additional tax on early distributions" under Code Section 72(t) unless an exception to such additional tax is applicable. For that purpose, Depositor will be considered disabled if Depositor can prove, as provided in Code Section 72(m)(7), that Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. It is the responsibility of the Depositor (or the Beneficiary) by appropriate distribution instructions to the Custodian to insure that any applicable distribution requirements of Code Section 401(a)(9) and
   Article IV above are met. If the Depositor (or Beneficiary) does not direct the Custodian to make distributions from the Custodial Account by the time that such distributions are required to commence in accordance with such distribution requirements, the Custodian (and Service Company) shall assume that the Depositor (or Beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the Depositor (or Beneficiary) and the Custodian and Service Company shall be fully protected in so doing. The Depositor (or the Depositor's surviving spouse) may elect to comply with the distribution requirements in Article IV using the recalculation of life expectancy method, or may elect that the life expectancy of the Depositor and/or the Depositor's surviving spouse, as applicable, will not be recalculated; any such election may be in such form as the Depositor (or surviving spouse) provides (including the calculation of minimum
   distribution   amounts  in accordance  with a method that does not provide for  recalculation  of the life expectancy of one or both of the Depositor
   and surviving spouse and instructions for   withdrawals   to  the   Custodian
   in   accordance   with  such   method). Notwithstanding  paragraph  2 of
   Article IV, unless an election to have life expectancies recalculated annually is made by the time distributions are required to begin, life expectancies shall not be recalculated. Neither the Custodian nor any other party providing services to the Custodial Account assumes any responsibility for the tax treatment of any distribution from the Custodial Account; such responsibility rests solely with the person ordering the distribution.

10. The Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Depositor (or Beneficiary if Depositor is deceased) containing such information as the Custodian may reasonably request. Also, before making any distribution or honoring any assignment of the Custodial Account, Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian has no duty of further inquiry. Any distributions from the Account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian's records, and such distribution shall to the extent thereof completely discharge the Custodian's liability for such payment.

11.(a) The term "Beneficiary"  means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to the Custodian for use in connection with the Custodial Account, signed by the designating person, and filed with the Custodian. The form
       may name individuals, trusts,   estates,   or  other   entities  as
       either   primary or   contingent beneficiaries.  However,  if the
       designation does not effectively dispose of the entire Custodial Account as of the time distribution is to commence, the term "Beneficiary" shall then mean the designating person's estate with respect to the assets of the Custodial Account not disposed of by the designation form. The form last accepted by the Custodian before such distribution is to commence, provided it was received by the Custodian (or deposited in the U.S. Mail or with a reputable delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the Custodial Account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means Depositor during his/her lifetime; after Depositor's death, it also means Depositor's spouse, but only if the spouse elects to treat the Custodial Account as the spouse's own Custodial Account in accordance with applicable provisions of the Code.

   (b) When and after distributions from the Custodial Account to Depositor's Beneficiary commence, all rights and obligations assigned to Depositor hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of Depositor.

12.(a) The Depositor agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) or Section 408A(d)(3)(E) of the Code and the regulations thereunder or otherwise.

   (b) The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Depositor at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

   (c) The Depositor, Custodian and Service Company shall furnish to each other such information relevant to the Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the Custodial Account.

   (d) The Depositor shall file any reports to the Internal Revenue Service which are required of him by law (including Form 5329), and neither the Custodian nor Service Company shall have any duty to advise Depositor concerning or monitor Depositor's compliance with such requirement.

13.(a) Depositor retains the right to amend this Custodial Account document in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail, unless Custodian waives notice as to such amendment. If the Custodian does not wish to continue serving as such under this Custodial Account document as so amended, it may resign in accordance with Section 17 below.

   (b) Depositor delegates to the Custodian the Depositor's right so to amend, provided (i) the Custodian does not change the investments available under this Custodial Agreement and (ii) the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to Depositor, and Depositor shall be deemed to have consented thereto unless, within 30 days after such communication to Depositor is mailed, Depositor either (i) gives Custodian a written order for a complete distribution or transfer of the Custodial Account, or (ii) removes the Custodian and appoints a successor under Section 17 below.

Pending the adoption of any amendment necessary or desirable to conform this Custodial Account document to the requirements of any amendment to any applicable provision of the Internal Revenue Code or regulations or rulings thereunder, the Custodian and the Service Company may operate the Depositor's Custodial Account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the Account.

   (c) Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.

   (d) This Section 13 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

14.(a) Custodian shall terminate the Custodial Account if this Agreement is terminated or if, within 30 days (or such longer time as Custodian may agree) after resignation or removal of Custodian under Section 17, Depositor or Sponsor, as the case may be, has not appointed a successor which has accepted such appointment. Termination of the Custodial Account shall be effected by distributing all assets thereof in a single payment in cash or in kind to Depositor, subject to Custodian's right to reserve funds as provided in Section 17.

   (b) Upon termination of the Custodial Account, this custodial account document shall have no further force and effect (except for Sections 15(f), 17(b) and (c) hereof which shall survive the termination of the Custodial Account and this document), and Custodian shall be relieved from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.

15.(a) In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the Custodial Account for expenses attendant to those functions. In the event of such appointment, all rights and privileges of the Custodian under this Agreement shall pass through to such contractors or service providers who shall be entitled to enforce them as if a named party.

   (b) The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from Depositor and for dealing with or forwarding the same to the transfer agent for America's Utility Fund.

   (c) The parties do not intend to confer any fiduciary duties on Custodian or Service Company (or any other party providing services to the Custodial Account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or tax treatment of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount
       (including any  minimum  distribution   amounts),  tax  treatment  or
       proprietary of any distribution hereunder, which matters are the sole responsibility of Depositor and Depositor's Beneficiary.

   (d) Not later than 60 days after the close of each calendar year (or after the Custodian's resignation or removal), the Custodian or Service Company shall file with Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the Custodial Account at its close. Upon the expiration of 60 days after such a report is sent to Depositor (or Beneficiary), the Custodian or Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Depositor shall have filed written objections with the Custodian or Service Company within such 60 day period.

   (e) The Service  Company shall deliver,  or cause to be delivered,  to
       Depositor all  notices,   prospectuses,   financial   statements   and
       other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Fund(s) credited to the Custodial Account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Depositor.

   (f) Depositor shall always fully indemnify Service Company, Distributor, America's Utility Fund, Sponsor and Custodian and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the Service Company's, Distributor's, Fund's, Sponsor's or Custodian's bad faith, gross negligence or willful misconduct, (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with Section 10, or (iii) actions taken or omitted in good faith by such parties. Neither Service Company nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Depositor, and unless fully indemnified for so doing to that party's satisfaction.

   (g) The Custodian and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

   (h) The Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Depositor or Beneficiary, or any investment advisor appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in faith, in taking or omitting to take any other action in reliance thereon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.

16.(a) The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Adoption Agreement or Disclosure Statement, as applicable. The Custodian may substitute a different fee schedule at any time upon 30 days' written notice to Depositor. The Custodian shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Depositor.

   (b) Any income, gift, estate and inheritance taxes and other taxes or any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the Custodial Account) shall be charged to the Custodial Account. If the Custodian is required to pay any such amount, the Depositor (or Beneficiary) shall promptly upon notice thereof reimburse the Custodian.

   (c) All such fees and taxes and other administrative expenses charged to the Custodial Account shall be collected either from the amount of any contribution or distribution to or from the Account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares
       of one or more  Funds  held in the Custodial   Account   (without
       liability  for  any  loss  incurred   thereby). Notwithstanding the
       foregoing, the Custodian or Service Company may make demand upon the Depositor for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

17.(a) Upon 30 days' prior written notice to the Custodian, Depositor or Sponsor, as the case may be, may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor's written acceptance. The Custodian also may at any time resign upon 30 days' prior written notice to Sponsor, whereupon the Sponsor shall notify the Depositor (or Beneficiary) and shall appoint a successor to the Custodian. In connection with its resignation hereunder, the Custodian may, but is not required to, designate a successor custodian by written notice to the Sponsor or Depositor (or Beneficiary), and the Sponsor or
       Depositor (or Beneficiary) will be deemed to have consented to such successor unless the Sponsor or Depositor (or Beneficiary) designates a different successor custodian and provides written notice thereof together with such a different successor's written acceptance by such date as the Custodian specifies in its original notice to the Sponsor or Depositor (or Beneficiary) (provided that the Sponsor or Depositor (or Beneficiary) will have a minimum of 30 days to designate a different successor).

   (b) The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a)(2). Upon receipt by Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records (or copies thereof), of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian's consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

   (c) Any Custodian shall not be liable for the acts or omissions of its predecessor or its successor.

18. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

19. Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records.

20. Depositor or Depositor's Beneficiary shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of Depositor or Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof except to the extent required by law. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Depositor or his/her Beneficiary except to the extent required by law.

21. When accepted by the Custodian, this Agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal offices of the Custodian are located. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such state.

If in the Adoption Agreement, Depositor designates that the Custodial Account is a Traditional IRA, this Agreement is intended to qualify under Code Section 408(a) as an individual retirement Custodial Account and to entitle Depositor to the retirement savings deduction under Code Section 219 if available. If in the Adoption Agreement Depositor designates that the Custodial Account is a Roth IRA, this Agreement is intended to qualify under Code Section 408A as a Roth Individual Retirement Custodial Account and to entitle Depositor to the tax-free withdrawal of amounts from the Custodial Account to the extent permitted in such Code section. If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the intent expressed in whichever of the two preceding sentences is applicable.

However, the Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor's attorney for any such assurances.

22. Depositor should seek advice from Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Custodial Account, and ordering Custodian to make distributions from the Account. Depositor acknowledges that Custodian and Service Company (and any company associated therewith) are prohibited by law from rendering such advice.

23. If any provision of any document governing the Custodial Account provides for notice, instructions or other communications from one party to another in writing, to the extent provided for in the procedures of the Custodian, Service Company or another party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and the requirement for written notice will be deemed satisfied.

24. The legal documents governing the Custodial Account are as follows:

   (a) If in the Adoption Agreement the Depositor designated the Custodial Account as a Traditional IRA under Code Section 408(a), the provision of Part One and Part Three of this Agreement and the provisions of the Adoption Agreement are the legal documents governing the Depositor's Custodial Account.

   (b) If in the Adoption Agreement the Depositor designated the Custodial Account as a Roth IRA under Code Section 408A, the provisions of Part Two and Part Three of this Agreement and the provisions of the Adoption Agreement are the legal documents governing the Depositor's Custodial Account.

   (c) In the Adoption Agreement the Depositor must designate the Custodian Account as either a Roth IRA or a Traditional IRA, and a separate account will be established for such IRA. One Custodial Account may not serve as a Roth IRA and a Traditional IRA (through the use of subaccounts or otherwise).

23. Articles I through VII of Part One of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-A. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-A, the Custodian will amend this Agreement correspondingly.

Articles I through VII of Part Two of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-RA. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305-RA, the Custodian will amend this Agreement correspondingly.

The Internal Revenue Service has endorsed the use of documentation permitting a Depositor to establish either a Traditional IRA or Roth IRA (but not both using a single Adoption Agreement), and this booklet complies with the requirements of the IRS guidance for such use. If the Internal Revenue Service subsequently determines that such an approach is not permissible, or that the use of a "combined" Adoption Agreement does not establish a valid Traditional IRA or a Roth IRA (as the case may be), the Custodian will furnish the Depositor with replacement documents and the Depositor will if necessary sign such replacement documents. Depositor acknowledges and agrees to such procedures and to cooperate with Custodian to preserve the intended tax treatment of the Account.

26. If the  Depositor  maintains an  Individual  Retirement  Account  under Code section 408(a), Depositor may convert or transfer such other IRA to a Roth IRA under Code section 408A using the terms of this Agreement and the Adoption Agreement by completing and executing the Adoption Agreement and giving suitable directions to the Custodian and the custodian or trustee of such other IRA. Alternatively, the Depositor may convert or transfer such other IRA to a Roth IRA by use of a reply card or by telephonic, computer or electronic means in accordance with procedures adopted by the Custodian or Service Company intended to meet the requirements of Code section 408A, and the Depositor will be deemed to have executed the Adoption Agreement and adopted the provisions of this Agreement and the Adoption Agreement in accordance with such procedures.

27. The Depositor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her Account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The Depositor represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Adoption Agreement is correct.

                             America's Utility Fund

                               STATE STREET BANK

                    UNIVERSAL INDIVIDUAL RETIREMENT ACCOUNT

Instructions for Opening your Traditional IRA or Roth IRA

1. Read carefully the applicable sections of the Universal IRA Disclosure Statement contained in this booklet, the Traditional or Roth Individual Retirement Custodial Account document (as applicable), the Adoption Agreement, and the prospectus for America's Utility Fund. Consult your lawyer or other tax adviser if you have any questions about how opening a Traditional IRA or Roth IRA will affect your financial and tax situation.

2. Complete the Adoption Agreement

   o Print the identifying information where requested at the top of the Adoption Agreement.

   o For a Traditional IRA, check the box for Part A and check the other boxes in Part A to specify the type of Traditional IRA you are opening and provide the registered information.

     If this is an IRA to which you expect to make contributions each year, check Box 1 and enclose a check in the amount of your first contribution. Be sure to indicate whether this is a contribution for last year or for the current year.

     If this is a transfer directly from another IRA custodian or trustee, check Box 2. Check the appropriate box to indicate whether the funds transferred were originally from contributions to an employee qualified plan or a 403(b) arrangement, or whether any of the funds were originally from your annual contributions to the IRA. Complete and sign the Universal IRA Transfer of Assets Form.

     If this is a rollover of amounts distributed to you from another IRA or an employer qualified plan or a 403(b) arrangement, check Box 3. Check the appropriate box to indicate whether the transfer is coming from a qualified plan or 403(b) arrangement, or an IRA that held only funds that were originally from contributions to a qualified plan or 403(b), or whether any of the funds were originally from your annual contributions to the IRA. Enclose a check for the rollover contributions amount.

     If this is a direct rollover from a qualified plan or 403(b) arrangement, check Box 4. Complete and sign the Universal IRA Transfer of Assets Form.

     Check Box 5 if applicable (for an IRA that will be used to receive employer contributions under an employer's simplified employee pension (or "SEP") plan or under a grandfathered salary reduction SEP plan (or "SARSEP").

   o For a Roth IRA, check the box for Part B. Check the other boxes in Part B to specify the type of Roth IRA you are opening and provide the requested information.

     If this is Roth IRA to which you expect to make contributions each year, enclose a check in the amount of your first contribution. Be sure to indicate whether this is a contribution for last year or for the current year. Only annual contributions may be accepted in an annual contribution Roth IRA account. Note: Roth IRAs are available starting January 1, 1998, so you cannot make a contribution for 1997.

     If you are converting an existing Traditional IRA with the America's Utility Fund as IRA custodian or trustee, check Box 2. Indicate your current IRA account number and how much you are converting. Conversion of an existing Traditional IRA will result in inclusion of taxable amounts in the existing Traditional IRA on your income tax return. Note: If a conversion, rollover or transfer from a Traditional IRA to a Roth IRA is being made, only amounts converted, rolled over or transferred during the same tax year will be accepted in a single Roth IRA. A separate Roth IRA must be established to hold such amounts from a different tax year. Annual contributions may never be deposited in a Roth IRA holding such converted, rolled over, or transferred amounts.

     If you are making a rollover or a transfer from an existing Traditional IRA with a different custodian or trustee, check Box 3. A rollover or transfer from an existing Traditional IRA means that the taxable amount in the existing Traditional IRA will be treated as additional income on your income tax return.

     If you are making a rollover or a transfer from another Roth IRA with a different trustee or custodian, check Box 4. Put the requested information where indicated.

   o In Part C, indicate your investment choices.

   o Sign and date the Adoption Agreement in Part D at the end.

3. If you are transferring assets from an existing IRA to this IRA, complete the Universal Transfer of Assets Form.

4. Complete and sign the Designation of Beneficiary.

5. The Custodian fees for maintaining your IRA are listed in the Fees and Expenses section of Part Three of the Disclosure Statement or in the Adoption Agreement. If you are paying by check, enclose a check for the correct amount payable as specified below. If you do not pay by check, the correct amount will be taken from your account.

6. Check to be sure you have properly completed all necessary forms and enclosed a check for the Custodian's fees (unless being withdrawn from your account) and a check for the first contribution to your Traditional or Roth IRA (if applicable). Your Traditional IRA or Roth IRA cannot be accepted without the properly completed documents or the Custodian fees.

All checks should be payable to America's Utility Fund

Mail completed forms and checks to:

   America's Utility Fund
   c/o State Street Bank and Trust Company
   P.O. Box 8507
   Boston, MA 02266

                             America's Utility Fund

           STATE STREET BANK UNIVERSAL INDIVIDUAL RETIREMENT ACCOUNT

                               ADOPTION AGREEMENT

I, the person signing this Adoption Agreement (hereinafter called the "Depositor"), establish an Individual Retirement Account (IRA), which is either a Traditional IRA or a Roth IRA, as indicated below, (the "Account") with State Street Bank and Trust Company as Custodian ("Bank"). A Traditional IRA operates under Internal Revenue Code Section 408(a). A Roth IRA operates under Internal Revenue Code Section 408A. I agree to the terms of my Account, which are contained in the applicable provisions of the document, State Street Bank and Trust Company Universal Individual Retirement Custodial Account and this Adoption Agreement. I certify the accuracy of the information in this Adoption Agreement. My Account will be effective upon acceptance by America's Utility Fund.

1. Depositor Information

--------------------------------------

Print Full Name

---------------------------------------

Address

---------------------------------------

City                 State      Zip

---------------------------------------

Social Security Number

---------------------------------------

Date of Birth

(      )--------------------------------

Daytime Telephone Number

INSTRUCTIONS: To establish a Traditional IRA, check Box A and complete Part A. To establish a Roth IRA, check Box B and complete Part B. In either case, complete Part C to select your investment choices, and sign at the end of Part D.

A. TRADITIONAL IRA [ ]

  By checking this box, I designate my Account as a Traditional IRA under Code
  Section 408(a). (Complete 1, 2, 3 or 4 below to indicate the type of Traditional IRA you are opening. Check 5 or 6 if applicable.)

  1. [ ] Annual Contributions

     Current Contribution for the year 19--. Check enclosed for $-------------------. This contribution does not exceed the maximum permitted amount as described in the Traditional IRA Disclosure Statement.

  2. [ ] Transfer

     Transfer of existing Traditional IRA directly from current Custodian or Trustee. Complete the Universal IRA Transfer of Assets Form.

      [ ] The transferring IRA held annual contributions by me (or amounts transferred or rolled over from another IRA holding annual contributions).

      [ ] The transferring IRA held only amounts that were originally contributions to an employer qualified plan or 403(b) plan.

  3. [ ] Rollover

     The requirements for a valid rollover are complex. See the Traditional IRA Disclosure Statement for additional information and consult your tax advisor for help if needed. Check enclosed for $-------------------------------.

      [ ] Rollover of a qualifying rollover distribution to Depositor from an employer plan or 403(b) arrangement, or rollover from another Regular IRA which held only assets distributed to Depositor from an employer plan or 403(b) arrangement and to which Depositor made no direct contributions.

      [ ] Rollover of distribution to Depositor from another Traditional IRA that held amounts that originated from annual contributions by the Depositor.

  4. [ ] Direct Rollover

      [ ] Direct rollower of an eligible distribution from a qualified plan.

      [ ] Direct rollover of an eligible distribution from a 403(b) account or annuity.

      Direct rollovers are described in the Traditional IRA Disclosure
      Statement.

  5. [ ] SEP Provision

      Check here if the Depositor intends to use this Account in connection with a SEP Plan or grandfathered SARSEP Plan established by the Depositor's employer.

B. ROTH IRA [ ]

  By checking this box, I designate my Account as a Roth IRA under Code Section 408A. (Complete 1, 2, 3 or 4 on back to indicate the type of Roth IRA you are opening.)

  1. [ ] Annual Contributions

     Current Contribution for the year 19--. Check enclosed for $------. This contribution does not exceed the maximum permitted amount as described in the Roth IRA Disclosure Statement.

  2. [ ] Conversion

     of existing Traditional IRA with Bank as Custodian or Trustee to a Roth IRA with America's Utility Fund.

     ----------------------------------------------

     Current Traditional IRA Account Number

     Amount Converted

      [ ] All   [] Part (specify how much):

      $--------------------------------------------

  3. [ ] Rollover or Transfer

     from existing Traditional IRA with a custodian or trustee other than America's Utility Fund to a Roth IRA with America's Utility Fund.

  4. [ ] Rollover or Transfer from existing Roth IRA with another custodian or trustee to a Roth IRA with America's Utility Fund.

     ----------------------------------------------

     Date existing Roth IRA was originally opened

     Indicate whether any amount in the existing Roth IRA represents amounts converted or transferred from a Traditional IRA into such other Roth IRA:

     [ ] Yes                [ ] No

     If yes, date of the most recent conversion or transfer into such other
     Roth:

     ----------------------------------------------

    Complete the Universal IRA Transfer of Assets Form if either 3 or 4 is checked and the transaction is a transfer (as opposed to a rollover).

    Note: If a conversion, rollover or transfer from a Regular IRA to a Roth IRA is being made, only amounts converted, rolled over or transferred during the same tax year will be accepted in a single Roth IRA. A separate Roth IRA must be established to hold such amounts from a different tax year. Annual contributions may not be deposited in a Roth IRA holding such converted, rolled over or transferred amounts.

C. INVESTMENTS

  I acknowledge that I have sole responsibility for my investment choices and that I have received a current prospectus for America's Utility Fund. I will read the prospectus of America's Utility Fund before investing.

D. CERTIFICATIONS AND SIGNATURES

  If the Depositor has indicated a Traditional IRA Rollover or Direct Rollover above, Depositor certifies that the contribution does not include any employee contributions to any qualified plan (other than accumulated deductible employee contributions) or 403(b) arrangement; that any assets transferred in kind by Depositor are the same assets received by the Depositor in the distribution being rolled over; if the distribution is from another Traditional IRA, that Depositor has not made another rollover within the one-year period immediately preceding this rollover; that such distribution was received within 60 days of making the rollover to this Account; and that no portion of the amount rolled over is a required minimum distribution under the required distribution rules.

  If Depositor has indicated a Conversion or a Rollover of an existing Traditional IRA to a Roth IRA, Depositor acknowledges that the amount converted will be treated as taxable income (except for prior nondeductible contributions) for federal income tax purposes. If Depositor has indicated a Rollover from another Roth IRA (Item 4 of Part B above), Depositor certifies that the information given in Item 4 is correct and acknowledges that adverse tax consequences or penalties could result from giving incorrect information.

  Depositor has received and read the applicable sections of the "America's Utility Fund/State Street Bank and Trust Company Universal Individual Retirement Account Disclosure Statement" relating to this Account (including the Custodian's fee schedule), the Custodial Account document, and the "Instructions" pertaining to this Adoption Agreement. Depositor acknowledges receipt of the Universal Individual Retirement Custodial Account document and Universal IRA Disclosure Statement at least 7 days before the date inscribed below and acknowledges that Depositor has no further right of revocation.

  Depositor acknowledges and understands that the beneficiaries named herein may be changed or revoked at any time by filing a new designation in writing with the Custodian. All forms must be acceptable to the Custodian and dated and signed by the Depositor.

---------------------------------- ---------------

Signature of Depositor             Date

Custodian Acceptance. State Street Bank and Trust Company will accept appointment as Custodian of the Depositor's Account. However, this Agreement is not binding upon the Custodian until the Depositor has received a statement of the transaction. Receipt by the Depositor of a confirmation of the purchase of the Fund shares indicated above will serve as notification of State Street Bank and Trust Company's acceptance of appointment as Custodian of the Depositor's Account.

STATE STREET BANK AND TRUST COMPANY, CUSTODIAN

----------------------------------------------   ------------------------------
BY                                               DATE

If the Depositor is a minor under the laws of the Depositor's state of residence, a parent or guardian must also sign the Adoption Agreement here. Until the Depositor reaches the age of majority, the parent or guardian will exercise the powers and duties of the Depositor.

----------------------------------------------   ------------------------------
SIGNATURE OF PARENT OR GUARDIAN                  DATE

RETAIN A PHOTOCOPY OF THE COMPLETED ADOPTION AGREEMENT FOR YOUR RECORDS

           STATE STREET BANK UNIVERSAL INDIVIDUAL RETIREMENT ACCOUNT
                           DESIGNATION OF BENEFICIARY


--------------------------------------------------------------------------------
PRINT NAME OF DEPOSITOR

As Depositor, I hereby make the following designation of beneficiary in accordance with the State Street Bank and Trust Company Regular Individual Retirement Custodial Account or Roth Individual Retirement Custodial Account:

In the event of my death, pay any interest I may have under my Account to the following Primary Beneficiary or Beneficiaries who survive me. Make payment in the proportions specified below (or in equal proportions if no different proportions are specified). If any Primary Beneficiary predeceases me, his share is to be divided among the Primary Beneficiaries who survive me in the relative proportions assigned to each such surviving Primary Berneficiary.

Primary Beneficiary or Beneficiaries:

Name             Relationship  Date of Birth  Social Security Number  Proportion

-----------------  ---------    ------------    --------------------    --------

-----------------  ---------    ------------    --------------------    --------

-----------------  ---------    ------------    --------------------    --------

-----------------  ---------    ------------    --------------------    --------

If none of the Primary Beneficiaries survives me, pay any interest I may have under my Account to the following Alternate Beneficiary or Beneficiaries who survive me. Make payment in the proportions specified below (or in equal proportions if no different proportions are specified). If any Alternate Beneficiary predeceases me, his share is to be divided among the Alternate Beneficiaries who survive me in the relative proportions assigned to each such surviving Alternate Beneficiary.

Alternate Beneficiary or Beneficiaries:


-----------------  ---------    ------------    --------------------    --------

-----------------  ---------    ------------    --------------------    --------

-----------------  ---------    ------------    --------------------    --------

-----------------  ---------    ------------    --------------------    --------

I understand that the beneficiaries named herein may be changed or revoked at any time by filing a new designation in writing with the Custodian. All forms must be acceptable to the Custodian and dated and signed by the Depositor.


------------------------------------------------  ------------------------------
PARTICIPANT                                       DATE

IMPORTANT: This Designation of Beneficiary may have important tax-or estate-planning effects. Also, if you are married and reside in a community property or marital property state (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas Washington or Wisconsin), you may need to obtain your spouse's consent if you have not designated your spouse as primary beneficiary for at least half of your Account. See your lawyer or other tax professional for additional information and advice.

SPOUSAL CONSENT

This section should be reviewed if the account-holder is married and designates a Beneficiary other than the spouse. It is the account-holder's responsibility to determine if this section applies. The account-holder may need to consult with legal counsel. Neither the Custodian nor the Sponsor are liable for any consequences resulting from a failure of the account-holder to provide proper spousal consent.

I am the spouse of the above-named account-holder. I acknowledge that I have received a full and reasonable disclosure of my spouse's property and financial obligations. Due to any possible consequences of giving up my community property interest in this IRA, I have been advised to see a tax professional or legal advisor.

I hereby consent to the Beneficiary designation(s) indicated above. I assume full responsibility for any adverse consequence that may result. No tax or legal advice was given to me by the Custodian or Sponsor.


------------------------------------------------  ------------------------------
SPOUSE                                            DATE



------------------------------------------------  ------------------------------
WITNESS FOR SPOUSE                                DATE

                             America's Utility Fund
           STATE STREET BANK UNIVERSAL INDIVIDUAL RETIREMENT ACCOUNT
                            TRANSFER OF ASSETS FORM

1. Name and address of Depositor


--------------------------------------  ----------------------------------------
PRINT FULL NAME                         SOCIAL SECURITY NUMBER

--------------------------------------  ----------------------------------------
ADDRESS                                 DATE OF BIRTH

--------------------------------------  (     )---------------------------------
CITY                   STATE   ZIP      DAYTIME TELEPHONE NUMBER

2. Identification of receiving account
    This a transfer to State Street Bank and Trust Company.

   [ ] Traditional IRA*       [  ] Roth IRA**         [ ] SEP IRA
    * You may not transfer from a Roth IRA to a raditional IRA or a simplified employee pension (SEP) IRA. Transfers to a Traditional IRA or SEP IRA may be made from another Traditional IRA or SEP IRA, qualified employer plan, or a 403(b) arrangement.

   ** Transfers to a Roth IRA are possible only from another Traditional IRA or from a Roth IRA, not from other tpes of tax-deferred accounts. A transfer from a Traditional IRA will trigger federal income tax on the taxable amount transferred from the Traditional IRA. Note: If a conversion, rollover, or transfer from a Traditional IRA to a Roth IRA is being made, only amounts converted, rolled over, or transferred during the same tax year will be accepted in a single Roth IRA. A separate Roth IRA must be established to hold such amounts from a different tax year. Annual contributions may not be deposited in a Roth IRA holding such converted, rolled over, or transferred amounts.

If you already have a Traditional IRA, Roth IRA, or a SEP IRA, indicate the Account Number.


--------------------------------------------------------------------------------

3. Instructions to present IRA custodian or trustee (Completed by Depositor)


--------------------------------------------------------------------------------
NAME OF CUSTODIAN/TRUSTEE


--------------------------------------------------------------------------------
ATTN: MR./MS.


------------------------------------------- --------------- ------ -------------
ADDRESS                                     CITY            STATE  ZIP


--------------------------------------------------------------------------------
IDENTIFICATION OF SENDING ACCOUNT (INCLUDING ACCOUNT NUMBER)

Please transfer assets from the above account to America's Utility fund c/o State Street Bank and Trust Company, P.O. Box 8507, Boston, MA 02266. Transfer should be in cash according to the following instructions:

          ( )  Transfer the total amount in my amount

or        ( )  Transfer $---------------------------- and retain the balance.

Make checks payable to: --------------------------------------------------------
                                                                   Over, please.

4. INVESTMENT INSTRUCTIONS TO STATE STREET BANK AND TRUST COMPANY

Invest the transferred amount in accordance with the investment instructions in the Adoption Agreement for my America's Utility fund IRA Custodial Account.

I acknowledge that I have sole responsibility for my investment choices and that I have received a current prospectus for America's Utility Fund. I will read the prospectus of America's Utility Fund before investing.

I understand that the requirements for a valid transfer to a Traditional IRA, Roth IRA, or SEP IRA are complex and that I have the responsibility for complying with all requirements and for the tax results of any such transfer.

5. SIGNATURE OF DEPOSITOR

The undersigned certifies to the present IRA custodian or trustee that the undersigned has established a successor Individual Retirement Custodial Account meeting the requirements of Internal Revenue Code Section 408(a), 408(p) or 408A (as the case may be) to which assets will be transferred, and certifies to State Street Bank and Trust Company that the IRA from which assets are being transferred meets the requirements of Internal Revenue Code Section 408(a), 408(p) or 408A (as the case may be).

-------------------------------------------------  -----------------------------
DEPOSITOR                                          DATE

6. ACCEPTANCE BY NEW CUSTODIAN (Completed by State Street Bank and Trust
   Company)

State Street Bank and Trust Company agrees to accept transfer of the above amount for deposit to the Depositor's State Street Bank and Trust Company Individual Retirement Custodial Account, and requests the liquidation and transfer of assets as indicated above.

-------------------------------------------------  -----------------------------
BY                                                 DATE